Exhibit 1.1
Comerica Capital Trust II
6.576% Capital Securities
(liquidation amount $1,000 per Capital Security)
guaranteed to the extent set forth in the Guarantee Agreement by
Comerica Incorporated
Underwriting Agreement
February 13, 2007
J.P. Morgan Securities Inc.
  As Representative of the several Underwriters listed
  in Schedule 1 hereto

c/o	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017
Ladies and Gentlemen:
     Comerica Capital Trust II, a statutory trust created under the laws of the State of Delaware (the “Trust”), proposes to sell to the underwriters named in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $500,000,000 of its 6.576% Capital Securities, liquidation amount $1,000 per capital security (the “Capital Securities”). The Capital Securities will be guaranteed (the “Guarantee”) by Comerica Incorporated, a Delaware corporation (“Comerica” or the “Company”), to the extent described in a Guarantee Agreement to be dated as of February 20, 2007 (the “Guarantee Agreement”) between the Company and The Bank of New York, as trustee (the “Guarantee Trustee”). The Trust will use the proceeds from the sale of the Capital Securities to purchase from the Company $500,000,000 aggregate principal amount of its 6.576% Capital Efficient Notes due 2082 (the “Junior Subordinated Debentures” and, together with the Capital Securities and the Guarantee, the “Securities”) to be issued under an Indenture dated as of July 31, 2001 between the Company and The Bank of New York, as trustee (as successor to Chase Manhattan Trust Company, National Association) (the “Note Trustee”), as supplemented by the First Supplemental Indenture dated as of February 20, 2007 (the “First Supplemental Indenture”) between the Company and the Note Trustee (together, the “Indenture”). The Trust was created under Delaware law in 2001 pursuant to a Declaration of Trust, as amended by the Amended and Restated Declaration of Trust dated November 22, 2006 and executed by Comerica, as sponsor, and by Paul E. Burdiss, as administrative trustee (the “Administrative Trustee”) of the Trust, The Bank of New York, as property trustee (the “Property Trustee”) and by The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”) and, and as further amended by the Second Amended and Restated Declaration of Trust and Trust Agreement, dated as of the date hereof, among Comerica, as sponsor, the Administrative Trustee, the Delaware Trustee and the Property Trustee (collectively, the “Trust Agreement”). The Company will be the owner of all of the undivided beneficial ownership interests represented by the common securities (the “Common Securities”) of the Trust. Under the terms of the Trust Agreement, the Company shall pay, under certain circumstances, certain expenses of the Trust.
     In addition, the Company will enter into a Replacement Capital Covenant to be dated the date hereof (the “Replacement Capital Covenant”) (as described in the Time of Sale Information and the Prospectus) for the benefit of a specified class of Covered Debtholders (as defined in the Replacement Capital Covenant) pursuant to which the Company will covenant not to redeem, repurchase or purchase, as applicable, the Junior Subordinated Debentures on or before February 2, 2062, unless the Company complies with certain specified conditions.
     This Agreement, the Indenture, the Trust Agreement, the Guarantee Agreement and the Replacement Capital Covenant are collectively referred to as the “Transaction Documents.”
     Each of the Company and the Trust hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Capital Securities, as follows:
     1. Registration Statement. The Trust and the Company have prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), an automatic shelf registration statement on Form S-3 (File No. 333-138924) including a prospectus, for the registration under the Securities Act of the Securities. Such registration statement, as amended at the time it becomes effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before it becomes effective, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of the Underwriters pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

     At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the Company had prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus dated February 13, 2007, and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto as constituting part of the Time of Sale Information.
     2. Purchase of the Capital Securities by the Underwriters. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Trust agrees to sell, and the Company agrees to cause the Trust to sell, to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, the liquidation amount of the Capital Securities set forth opposite such Underwriter’s name in Schedule 1 hereto at a purchase price of $1,000 (the “Purchase Price”) per Capital Security, plus any accumulated distributions thereon. In consideration of such purchases, the proceeds of which will be used to purchase the Junior Subordinated Debentures, the Company shall pay to the Underwriters as compensation, in immediately available funds, on the Closing Date (as defined below) $10 per Capital Security, or an aggregate of $5,000,000. The Trust will not be obligated to deliver any of the Capital Securities except upon payment for all the Capital Securities to be purchased as provided herein.
     (b) The Trust understands that the Underwriters intend to make a public offering of the Capital Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Capital Securities on the terms set forth in the Prospectus. The Trust acknowledges and agrees that the Underwriters may offer and sell Capital Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Capital Securities purchased by it to or through any Underwriter.
     (c) Payment for and delivery of the Capital Securities will be made at the offices of Mayer, Brown, Rowe & Maw LLP at 10:00 A.M., New York City time, on February 20, 2007, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date”.
     (d) Payment for the Capital Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Trust to the Representatives against delivery of the Capital Securities in the form of one or more permanent global securities in definitive form deposited with or on behalf of The Bank of New York as custodian for The Depository Trust Company (“DTC”) for credit to the respective accounts of the Underwriters and registered in the name of Cede & Co., as nominee for DTC. Interests in the permanent global securities will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus.
     (e) The Trust and the Company each acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Trust with respect to the offering of Capital Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Trust or any other person (including the Company). Additionally, neither the

Representatives nor any other Underwriter is advising the Trust, the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Trust and the Company shall each consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Trust or the Company with respect thereto. Any review by the Underwriters of the Trust or the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Trust or the Company. The Trust and the Company each agree that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency or fiduciary duty to the Trust or the Company, in connection with the purchase and sale of the Capital Securities pursuant to this Agreement or the process leading to such purchase and sale.
     3. Representations and Warranties. Each of the Company and the Trust, jointly and severally, represents and warrants to each Underwriter that:
     (a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Trust makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Trust in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.
     (b) Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Trust makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Trust in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom.
     (c) Issuer Free Writing Prospectus. Neither the Company nor the Trust (including the agents and representatives of either, other than the Underwriters in their capacity as such) has prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Capital Securities (each such communication by the Company or the Trust or its agents and representatives (other than a communication referred to in clauses (i) (ii) and (iii) below) an

“Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as included the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Trust makes any representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Trust in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.
     (d) Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement complied and will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that neither the Company nor the Trust makes any representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Trust in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.
     (e) Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Time of Sale Information, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (f) Organization and Good Standing of the Company. The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Securities (a “Material Adverse Effect”).
     (g) Organization and Good Standing of Significant Subsidiaries. Each significant subsidiary (as defined in Regulation S-X promulgated by the Commission) of the Company (each a “Significant Subsidiary”) has been duly organized and is validly existing and in good standing under the laws of its jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct its business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable (except as provided by 12 U.S.C. §55 or any comparable provision of applicable state law); and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than such liens, encumbrances and defects which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (h) Organization and Good Standing of the Trust. The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act (the “Delaware Statutory Trust Act”) with trust power and authority to own property and conduct its business; the Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and as described in the Registration Statement, the Time of Sale Information and the Prospectus; the Trust is not a party to or bound by any agreement or instrument other than this Agreement and the Trust Agreement, and the holders, from time to time, of undivided beneficial ownership interests in the assets of the Trust, and the agreements and instruments contemplated by the Trust Agreement and described in the Registration Statement, the Time of Sale Information and the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the agreements and instruments contemplated by the by the Trust Agreement and described in the Registration Statement, the Time of Sale Information and the Prospectus; and the Trust is not a party or subject to any action, suit or proceeding of any nature.
     (i) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable.
     (j) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust.
     (k) Trust Agreement. The Trust Agreement has been duly authorized, and when executed and delivered by the Company, as Sponsor, and the Administrative Trustee, and, assuming due authorization, execution and delivery thereof by the Property Trustee and the Delaware Trustee, will constitute a valid and legally binding obligation of the Company and the Trust, enforceable against the Company and the Trust in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform to the description thereof contained in the Time of Sale Information and the Prospectus. The Administrative Trustee is currently an employee of the Company and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Trust Agreement. The Trust Agreement has been duly qualified under the Trust Indenture Act.
     (l) Capital Securities and Common Securities. The Capital Securities and the Common Securities have been duly and validly authorized and, when issued and delivered in exchange for the Junior Subordinated Debentures as described above, will be duly and validly issued and fully paid and the Capital Securities will be non-assessable; and the Capital Securities and the Common Securities, when issued and delivered, will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.
     (m) Indenture. The Indenture has been duly authorized and, when the First Supplemental Indenture has been executed and delivered by the Company, assuming due execution and delivery thereof by the Indenture Trustee, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.
     (n) Junior Subordinated Debentures. The Junior Subordinated Debentures have been duly authorized and, when duly executed, authenticated and delivered as provided in the Indenture and paid for on the Closing Date, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles; and the Junior Subordinated Debentures, when issued and delivered, will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus. The Indenture has been duly qualified under the Trust Indenture Act.
     (o) Guarantee Agreement. The Guarantee Agreement has been duly authorized by the Company, and when executed and delivered by the Company, assuming due execution and delivery by the Guarantee Trustee, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus. The Guarantee Agreement has been duly qualified under the Trust Indenture Act.
     (p) Replacement Capital Covenant. The Replacement Capital Covenant has been duly authorized by the Company, and when executed and delivered by the Company will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.
     (q) The statements set forth in the Time of Sale Information and the Prospectus under the captions “Description of the Capital Securities and Guarantees,” “Description of the CENts” and “Replacement Capital Covenant” insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Time of Sale Information and the Prospectus under the caption “Certain United States Federal Income Tax Consequences” insofar as they purport to constitute a summary of matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.
     (r) No Conflicts. The execution, delivery and performance by the Company and the Trust of each of the Transaction Documents to be executed by it, the issuance and sale of the Capital Securities and compliance by the Company and the Trust with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Trust pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Trust is a party or by which the Company or the Trust is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or declaration of trust or similar organizational documents of the Company or the Trust or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (s) No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or the Trust of each of the Transaction Documents, the issuance and sale of the Capital Securities and compliance by the Company and the Trust with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Capital Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Capital Securities by the Underwriters.
     (t) Legal Proceedings. Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (u) Financial Statements. The financial statements of the Company and the related notes thereto included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.
     (v) Independent Accountants. Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.
     (w) No Material Adverse Change. Except as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, since the date of the latest financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has not been any material adverse change in the financial condition, business or results of operations of the Company and its subsidiaries taken as a whole.
     (x) No Violation or Default. Neither the Company nor the Trust is (i) in violation of its charter or by-laws or declaration of trust or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Trust is a party or by which the Company or the Trust is bound or to which any of the property or assets of the Company or the Trust is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (y) Investment Company Act. Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Capital Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be an “investment company” required to be registered under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, “Investment Company Act”).
     (z) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     (aa) Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Capital Securities. As of the Closing Date, the Company will have paid the registration fee for this offering pursuant to Rule 457 under the Securities Act.
     (bb) Bank Holding Company Act. The Company is duly registered as a bank holding company and qualified as a financial holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).
     (cc) Deposit Insurance. The deposit accounts of each of the Company’s bank subsidiaries are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC; and no proceedings for the termination of such insurance are pending or, to the best of the Company’s knowledge, threatened.
     (dd) Absence of Consent Decrees. Neither the Company nor any of its subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the Board of Governors of the Federal Reserve System or any other federal or state authority or agency charged with the supervision or insurance of depository institutions or their holding companies.
     (ee) Internal Controls. The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) designed by, or under the supervision of, the Company’s principal executive officer and principal financial officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting was effective as of December 31, 2006, and the Company was not aware of any material weaknesses in its internal control over financial reporting at such time.
     (ff) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.
     (gg) Money Laundering Laws To the Company’s knowledge, the operations of the Company and its subsidiaries are currently in compliance with applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all United States jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in the United States (collectively, the “Money Laundering Laws”), except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no formal action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (hh) OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee of the Company or any of its affiliates or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not use the proceeds of the offering of the Capital Securities or the Junior Subordinated Debentures hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC, it being acknowledged and agreed that the Company intends to use the proceeds of the offering to redeem outstanding trust preferred securities from Cede & Co., Inc., which holds such trust preferred securities as the registered holder of such securities on behalf of The Depository Trust Company.
     (ii) Business With Cuba. The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.
     4. Further Agreements of the Company and the Trust. The Company and the Trust each covenant and agree with each Underwriter that:
     (a) Required Filings. The Trust or the Company will provide to counsel for the Underwriters one manually executed copy of the Registration Statement, including all exhibits thereto, in the form it became effective and all amendments thereto. Prior to the Closing Date, the Trust and the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus) to the Preliminary Prospectus unless the Trust or the Company has furnished the Underwriters a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Underwriters do not reasonably object promptly after notice thereof. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof. The Trust and the Company will promptly advise the Representatives (i) when the Prospectus shall have been filed with the Commission pursuant to Rule 424(b), (ii) when any amendment to the Registration Statement relating to the Securities shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or of any notice that would prevent its use, or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Trust or the Company of any notification with respect to the suspension of the qualification of the Capital Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. In the event of the issuance of any stop order preventing or suspending the use of any Preliminary Prospectus or Prospectus, the Trust and the Company will promptly use their best efforts to obtain the withdrawal of such stop order.
     (b) Delivery of Copies. The Company and the Trust will deliver, without charge, (i) to the Representatives, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Capital Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Capital Securities is required by law to be delivered (or required to be delivered but for Rule

172 under the Securities Act) in connection with sales of the Capital Securities by any Underwriter or dealer.
     (c) Amendments or Supplements; Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time that the Registration Statement becomes effective the Company and the Trust will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.
     (d) Notice to the Representatives. The Company and the Trust will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (viii) of the receipt by the Company or the Trust of any notice with respect to any suspension of the qualification of the Capital Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company or the Trust, as the case may be, will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending any such qualification of the Capital Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.
     (e) Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company and the Trust will immediately notify the

Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law.
     (f) Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company and the Trust will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law
     (g) Blue Sky Compliance. The Trust will qualify the Capital Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Capital Securities; provided that the Trust shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.
     (h) Earning Statement. The Company will make generally available to the holders of the Capital Securities and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.
     (i) Clear Market. During the period from the date hereof through and including the business day following the Closing Date, neither the Company nor the Trust will, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued by the Company or the Trust or guaranteed by the Company and having a tenor of more than one year.
     (j) Use of Proceeds. The Trust will apply the net proceeds from the sale of the Capital Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds”.

     (k) No Stabilization. Neither the Company nor the Trust will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Capital Securities.
     (l) Record Retention. The Company and the Trust will, pursuant to reasonable procedures developed in good faith, each retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.
     (m) Clearance and Settlement. The Trust and the Company will cooperate with the Representatives and use all commercially reasonable efforts to permit the Capital Securities to be eligible for clearance and settlement through DTC, the Euroclear System and Clearstream Banking S.A., as applicable.
     (n) Expenses. The Company will pay all expenses incident to the performance of the Trust and its obligations under this Agreement, for any filing fees or other expenses (including fees and disbursements of counsel) in connection with qualification of the Capital Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Capital Securities and the Junior Subordinated Debentures, for any travel expenses of the Trust’s and the Company’s officers and employees and any other expenses of the Trust and the Company in connection with attending or hosting meetings with prospective purchasers of Capital Securities and for expenses incurred in distributing any Preliminary Prospectus, any Free Writing Prospectuses or the Prospectus. The Company will also pay all fees and expenses of the Note Trustee, including the fees and disbursements of counsel for the Note Trustee in connection with the Indenture and the Junior Subordinated Debentures; the fees and expenses of the Property Trustee and the Delaware Trustee, including the fees and disbursements of counsel for the Property Trustee and the Delaware Trustee in connection with any Certificate of Trust filed with the Delaware Secretary of State with respect to the Trust (the “Certificate of Trust”) and the Trust Agreement; and the fees and expenses of the Guarantee Trustee, including the fees and disbursements of counsel for the Guarantee Trustee in connection with the Guarantee and the Guarantee Agreement.
     5. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that
     (a) It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company or the Trust and not incorporated by reference into the Registration Statement and any press release issued by the Company or the Trust) other than (i) a free writing prospectus that, solely as a result of use by such underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company or the Trust in advance in writing. Notwithstanding the foregoing, the Underwriters may use a term sheet substantially in the form of Annex B hereto without the consent of either the Company or the Trust.

     (b) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).
     6. Conditions of Underwriters; Obligations. The obligation of each Underwriter to purchase Capital Securities on the Closing Date as provided herein is subject to the performance by the Company and by the Trust, as the case may be, of its covenants and other obligations hereunder and to the following additional conditions:
     (a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of a Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.
     (b) Representations and Warranties. The representations and warranties of each of the Company and the Trust contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of each of the Company and its officers, as applicable, and the Trust made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.
     (c) No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Capital Securities or any other debt securities or preferred stock of the Trust or the Company or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Capital Securities or of any other debt securities or preferred stock of the Trust or the Company or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).
     (d) No Material Adverse Change. No event or condition of a type described in Section 3(w) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Capital Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     (e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate signed by (x) with respect to the Trust, the Administrative Trustee and (y) with respect to the Company, an executive officer of the Company who has specific knowledge of the Company’s financial matters and is satisfactory to the Representatives, in each case (i) confirming that such Administrative Trustee or officer, as the case may be, has carefully reviewed the Registration Statement, the Time of Sale Information and the Prospectus and, to the best knowledge of such officer, the representations and warranties of the Trust (with respect to the certificate of the Administrative Trustee) and the Company (with respect to the certificate of an executive officer of the Company) in this Agreement are true and correct and that the Trust or the Company, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.
     (f) Comfort Letters. On the date of this Agreement and on the Closing Date, Ernst & Young, LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.
     (g) Opinion of Counsel for the Company. Robert W. Spencer, Jr., inside counsel for the Company, shall have furnished to the Representatives, at the request of the Company, his written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit A hereto.
     (h) Opinion of Special Delaware Counsel for the Trust and the Company. The Representatives shall have received on and as of the Closing Date an opinion of Richards, Layton & Finger, P.A., as special Delaware counsel to the Trust and the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit B hereto.
     (i) Opinion of Special Counsel for the Trust and the Company. The Representatives shall have received on and as of the Closing Date an opinion of Wachtell, Lipton, Rosen & Katz, as special counsel to the Trust and the Company, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Exhibit C hereto.
     (j) Opinion of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion of Mayer, Brown, Rowe & Maw LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.
     (k) No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Capital Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Capital Securities.
     (l) Good Standing. The Representatives shall have received on and as of the Closing Date satisfactory evidence of the good standing of the Company and the Trust in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.
     (m) Additional Documents. On or prior to the Closing Date, the Company and the Trust, as the case may be, shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.
     All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     7. Indemnification and Contribution.
     (a) Indemnification of the Underwriters. The Trust and the Company jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Trust or the Company in writing by such Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information consists of the information provided in the third and eighth paragraphs in the section entitled “Underwriting” in the Time of Sale Information and the Prospectus).
     (b) Indemnification of the Company and the Trust. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Trust, and each of their directors, officers and/or administrative trustees who signed the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company or the Trust in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (it being understood and agreed that the only such information consists of the information provided in the third and eighth paragraphs in the section entitled “Underwriting” in the Time of Sale Information and the Prospectus).
     (c) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to Section 7 that the Indemnifying Party may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company or the Trust, or either of their directors, officers who signed the Registration Statement or any control persons of the Company or the Trust shall be designated in writing by the Company or the Trust, as the case may be. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified

Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.
     (d) Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other from the offering of the Capital Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Trust and the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Trust and the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Trust and the Company from the sale of the Capital Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Capital Securities. The relative fault of the Trust and the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Trust or the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     (e) Limitation on Liability. The Trust, the Company and the Underwriters each agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Capital Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.
     (f) Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.
     8. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     9. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Trust and the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Capital Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.
     10. Defaulting Underwriter. (a) If, on the Closing Date, any Underwriter defaults on its obligation to purchase the Capital Securities that it has agreed to purchase hereunder, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Capital Securities by other persons satisfactory to the Trust on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Capital Securities, then the Trust and the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Capital Securities on such terms. If other persons become obligated or agree to purchase the Capital Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Trust may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Trust and the Company or counsel for the Underwriters may be necessary in the Registration Statement and the

Prospectus or in any other document or arrangement, and the Trust and the Company each agree to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Capital Securities that a defaulting Underwriter agreed but failed to purchase.
     (b) If, after giving effect to any arrangements for the purchase of the Capital Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Trust as provided in paragraph (a) above, the aggregate principal amount of such Capital Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Capital Securities, then the Trust shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Capital Securities that such Underwriter agreed to purchase hereunder plus such Underwriter’s pro rata share (based on the principal amount of Capital Securities that such Underwriter agreed to purchase hereunder) of the Capital Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.
     (c) If, after giving effect to any arrangements for the purchase of the Capital Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Trust as provided in paragraph (a) above, the aggregate principal amount of such Capital Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Capital Securities, or if the Trust shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Trust or the Company, except that the Trust and the Company, as the case may be, will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.
     (d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Trust or the Company or any non-defaulting Underwriter for damages caused by its default.
     11. Payment of Expenses. (a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Trust or the Company, in any proportion as may be agreed between such parties, will pay or cause to be paid all costs and expenses incident to the performance of their obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Capital Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Trust’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Capital Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky

Memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Capital Securities; (vii) the fees and expenses of the Trustees and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc.; (ix) all expenses incurred by the Company or the Trust in connection with any “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Capital Securities on the Exchange.
     (b) If (i) this Agreement is terminated pursuant to Section 9, (ii) the Trust for any reason fails to tender the Capital Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Capital Securities for any reason permitted under this Agreement, the Trust and the Company each agree to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.
     12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Capital Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.
     13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Trust, the Company and the Underwriters contained in this Agreement or made by or on behalf of the Trust, the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Capital Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Trust, the Company or the Underwriters.
     14. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.
     15. Miscellaneous. (a) Authority of the Representatives. Any action by the Underwriters hereunder may be taken by the Representatives. on behalf of the Underwriters, and any such action taken by the Representatives shall be binding upon the Underwriters.
     (b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: 212-270-1063); Attention: Jose C. Padilla. Notices to either the Trust or the Company shall be given at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226 (fax: 313-222-3977); Attention: Robert W. Spencer, Jr.
     (c) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     (d) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.
     (e) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.
     (f) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours, COMERICA INCORPORATED
By:	/s/ Paul E. Burdiss
	Name:	Paul E. Burdiss
	Title:	Senior Vice President & Treasurer

COMERICA CAPITAL TRUST II BY: Paul E. Burdiss, as Administrative Trustee
By:	/s/ Paul E. Burdiss
	Name:	Paul E. Burdiss
	Title:	Senior Vice President & Treasurer

Accepted: February 13, 2007
J.P. MORGAN SECURITIES INC.
BY: J.P. MORGAN SECURITIES INC.

By	/s/ Jose C. Padilla
Authorized Signatory
For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

Schedule 1

Aggregate Liquidation
Underwriter	Amount of Capital Securities
J.P. Morgan Securities Inc.	$200,000,000
Citigroup Global Markets Inc.	150,000,000
Banc of America Securities LLC	30,000,000
Comerica Securities, Inc.	30,000,000
Credit Suisse Securities (USA) LLC	30,000,000
Sandler, O’Neill & Partners, L.P.	30,000,000
UBS Securities LLC	30,000,000

Total	$500,000,000

S-1

Annex A
Time of Sale Information
Final Term Sheet with respect to the Capital Securities dated February 13, 2007 prepared pursuant to Section 5(a) of this Agreement.

Annex A-1

Annex B
Filed under Rule 433
File Nos. 333-138924 and 333-138924-01
February 13, 2007
COMERICA CAPITAL TRUST II
$500,000,000
6.576% CAPITAL SECURITIES

Issuer:	Comerica Capital Trust II (the “Trust”), a Delaware statutory trust, the only assets of which will be Capital Efficient Notes, which are junior subordinated debt securities issued by Comerica Incorporated (“Comerica”), referred to as “CENts.” Comerica will own all common securities of the Trust.

Guarantor:	Comerica

Securities:	6.576% Capital Securities

Legal Format:	SEC Registered

Aggregate Liquidation Amount:	$500,000,000

Liquidation Amount:	$1,000 per capital security

Distributions:	6.576% up to and excluding February 20, 2032

CUSIP/ISIN:	20036CAA7/US20036CAA71

Ratings:	Moody’s Investors Service: Baa1
Standard & Poor’s: BBB+

Fitch: A

Settlement Date:	February 20, 2007

Scheduled Maturity Date:	February 20, 2032

Final Repayment Date:	February 2, 2082

Interest Payment Dates:	Paid semi-annually on each February 20 and August 20, commencing August 20, 2007, up to and including February 20, 2032

Reference Treasury Benchmark Yield:	4.926% (4.500% due February 15, 2036)

Spread to Benchmark Treasury:	165 basis points (1.65%)

Day Count Convention:	30/360, up to but excluding February 20, 2032; LIBOR thereafter

Interest Rate from February 20, 2032 to the Scheduled Maturity Date:	One-month LIBOR plus 1.115% payable on the 20th day of each calendar month based on Actual/360 until the Scheduled Maturity Date

Interest Rate from the Scheduled Maturity Date:	One-month LIBOR plus 2.115% payable on the 20th day of each calendar month based on Actual/360

Annex B-1

Optional Redemption:	The capital securities may be redeemed by Comerica at any time prior to February 20, 2032, in whole or in part, at their liquidation amount or, if greater, a make-whole price, in either case plus accrued and unpaid distributions. The capital securities may be redeemed by Comerica at any time upon a Tax Event or a Rating Agency Event, in whole but not in part, at their liquidation amount or, in the case of a redemption before February 20, 2032, if greater, a make-whole price, in either case plus accrued and unpaid distributions. The capital securities may be redeemed by Comerica at any time, in whole but not in part, upon the occurrence of a Capital Treatment Event or an Investment Company Event, at 100% of their liquidation amount, plus accrued and unpaid distributions.

Make-Whole prior to February 20, 2032:	Discounted present value of Treasury plus 37.5 basis points unless a Tax Event or a Rating Agency Event has occurred.

Make-Whole for Tax Event or Rating Agency Event:	Discounted present value of Treasury plus 50 basis points.

Deferral Provision:	The Trust will defer payments on the Capital Securities for up to 10 years if Comerica defers payments on the CENts. Payments cannot be deferred beyond the final repayment date of the CENts on February 2, 2082. Any deferred payments will accrue additional interest at the then applicable rate, compounded on each interest payment date.

Replacement Capital Covenant:	A replacement capital covenant will apply until February 2, 2062. The dates referred to in the prospectus supplement on which the “applicable percentage” and the types of securities that constitute “qualifying capital securities” (as therein defined) will change are February 2, 2032 and February 2, 2052.

Public Offering Price:	100.00%

Underwriting Commission:	1.00%

Use of Proceeds:	General corporate purposes, which may include redeeming junior subordinated debt securities underlying currently outstanding trust preferred securities issued by certain of Comerica’s subsidiary trusts. Comerica currently intends to redeem at 100% of their principal amount the junior subordinated debt securities underlying the $350,000,000 liquidation amount of 7.60% trust preferred securities issued by Comerica Capital Trust I, which mature on July 1, 2050.

Sole Structuring Advisor:	J.P. Morgan Securities Inc.

Joint Book-Runner:	Citigroup Global Markets Inc.

Annex B-2

Co-Managers:	Banc of America Securities LLC, Comerica Securities, Inc., Credit Suisse Securities (USA) LLC, Sandler, O’Neill & Partners, L.P., UBS Securities LLC
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. collect at 1-212-834-4533.
Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Annex B-3

Exhibit A
Form of Opinion of Counsel for the Company pursuant to Section 6(g)
     (a) The Company has been duly organized and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect
     (b) Each Significant Subsidiary of the Company has been duly organized and is validly existing and in good standing under the laws of its jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, and has all power and authority necessary to own or hold its properties and to conduct its business in which it is engaged, except where the failure to be so qualified, in good standing or have such power or authority would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; all of the issued and outstanding capital stock of each Significant Subsidiary of the Company has been duly authorized and validly issued and is fully paid and non-assessable (except as provided by 12 U.S.C. §55 or any comparable provision of applicable state law); and the capital stock of each Significant Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects other than such liens, encumbrances and defects which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (c) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization” and all the outstanding shares of capital stock or other equity interests of each subsidiary of the Company, including the Trust, have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.
     (d) This Agreement has been duly authorized, executed and delivered by the Company.
     (e) The Trust Agreement has been duly authorized, executed and delivered by the Company and the Administrative Trustee, and, assuming due authorization, execution and delivery thereof by the Property Trustee and the Delaware Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance and transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform to the description thereof
Exhibit A-1

contained in the Time of Sale Information and the Prospectus. The Administrative Trustee is currently an employee of the Company and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Trust Agreement. The Trust Agreement has been duly qualified under the Trust Indenture Act.
     (f) The Indenture has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery thereof by the Indenture Trustee, constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus.
     (g) The Junior Subordinated Debentures have been duly authorized, executed and delivered by the Company and, assuming the due authentication thereof as provided in the Indenture, constitute valid and legally binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles. The Indenture has been duly qualified under the Trust Indenture Act.
     (h) The Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution and delivery by the Guarantee Trustee, constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles, and will conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus. The Guarantee Agreement has been duly qualified under the Trust Indenture Act.
     (i) The statements set forth in the Time of Sale Information and the Prospectus under the captions “Description of the Capital Securities and Guarantees,” “Description of the CENts” and “Replacement Capital Covenant” insofar as they are descriptions of contracts, agreements or other legal documents or describe Federal statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects.
     (j) The execution, delivery and performance by the Company and the Trust of each of the Transaction Documents to be executed by it, the issuance and sale of the Capital Securities and compliance by the Company and the Trust with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents to which it is a party will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or the Trust pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or the Trust is a
Exhibit A-2

party or by which the Company or the Trust is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or declaration of trust or similar organizational documents of the Company or the Trust or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (k) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company or the Trust of each of the Transaction Documents, the issuance and sale of the Capital Securities and compliance by the Company and the Trust with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for the registration of the Capital Securities under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Capital Securities by the Underwriters and except for such state banking notices which are required to be given after the fact.
     (l) Except as described in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (m) Neither the Company nor the Trust is and, after giving effect to the offering and sale of the Capital Securities and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Information and the Prospectus, will be an “investment company” required to be registered under the Investment Company Act.
     (n) The Company is duly registered as a bank holding company and qualified as a financial holding company under the BHC Act.
     (o) The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date of the Underwriting Agreement; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and no order suspending the effectiveness of the Registration Statement has been issued, no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or
Exhibit A-3

in connection with the offering is pending or, to the best knowledge of such counsel, threatened by the Commission.
     (p) The Registration Statement, the Preliminary Prospectus, each Issuer Free Writing Prospectus included in the Time of Sale Information and the Prospectus (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act.
     (q) The documents incorporated by reference in the Time of Sale Information and the Prospectus or any further amendment or supplement thereto made by the Company prior to the Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and such counsel has no reason to believe that any of such documents, when such documents became effective or were so filed, as the case may be contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statement therein, in the light of the circumstances under which they were made when such documents were so filed, not misleading.
     Such counsel shall also state that it has participated in conferences with representatives of the Company and with representatives of its independent accountants and representatives of the Underwriters at which conferences the contents of the Registration Statement, the Time of Sale Information and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Time of Sale Information, the Prospectus and any amendment or supplement thereto (except as expressly provided above), nothing has come to the attention of such counsel to cause such counsel to believe that (i) the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Information, at the Time of Sale (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief).
     In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Michigan and the Delaware General Corporation Law or the United States, to the extent deemed proper and specified in such opinion, upon the opinion of counsel who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Trust and the Company and its subsidiaries and public officials.
Exhibit A-4

Exhibit B
Form of Opinion of Special Counsel for the Company
and the Trust pursuant to Section 6(h)
     (a) The Trust has been duly created and is validly existing and in good standing under the Delaware Statutory Trust Act and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a statutory trust have been made;
     (b) Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to own its property and conduct its business, all as described in the Time of Sale Information and the Prospectus;
     (c) The provisions of the Trust Agreement, including the terms of the Capital Securities, are permitted under the Delaware Statutory Trust Act and the Trust Agreement constitutes a valid and binding obligation of the Company and the Trustees, enforceable against the Company and the Trustees in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (i) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance or transfer and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (iii) applicable public policy on the enforceability of provisions relating to indemnification or contribution;
     (c) Under the Delaware Statutory Trust Act and the Trust Agreement, the Trust has the trust power and authority to (x) execute and deliver this Agreement and the other Transaction Agreements to which it is a party and to perform its obligations under this Agreement and such other Transaction Agreements, and (y) issue and perform its obligations under the Capital Securities and the Common Securities;
     (d) Under the Delaware Statutory Trust Act and the Trust Agreement, (A) the execution and delivery by the Trust of this Agreement and the other Transaction Agreements to which it is a party and the performance by the Trust of its obligations hereunder and thereunder have been duly authorized by all necessary trust action on the part of the Trust; and (B) the Company is authorized to execute and deliver this Agreement on behalf of the Trust;
     (e) Under the Delaware Statutory Trust Act, the form of certificate attached to the Trust Agreement to represent the Capital Securities is an appropriate form of certificate to evidence ownership of the Capital Securities. The Capital Securities have been duly authorized by the Trust Agreement and, when delivered to and paid for by the Underwriters, in accordance with this Agreement, will be validly issued and fully paid and non-assessable beneficial interests in the Trust. The holders of the Capital Securities are entitled to the benefits provided by the Trust Agreement (subject to the terms of the Trust Agreement); and the holders of the Capital Securities, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General
Exhibit B-1

Corporation Law of the State of Delaware, provided that such counsel may note that the holders of the Capital Securities and of the Common Securities may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers or exchanges of Capital Security certificates and the issuance of replacement of Capital Security certificates, and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Trust Agreement;
     (f) The Common Securities have been duly authorized by the Trust Agreement and when issued and delivered by the Trust to the Company against payment therefor described in the Trust Agreement, will be validly issued and fully paid (subject to the qualifications described in the proviso to clause (e) above) beneficial interests in the Trust. The Company, as holder of the Common Securities, will be entitled to the benefits of the Trust Agreement;
     (g) Under the Delaware Statutory Trust Act and the Trust Agreement, the issuance of the Capital Securities and the Common Securities is not subject to preemptive rights;
     (h) The issuance and sale by the Trust of the Capital Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement and the other Transaction Agreements to which it is a party, the consummation by the Trust of the transactions contemplated hereby and thereby and compliance by the Trust with its obligations hereunder and thereunder do not violate (A) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement, or (B) any applicable Delaware law or administrative regulation;
     (i) No authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Capital Securities and the Common Securities or the execution, delivery and performance by the Trust of this Agreement or the other Transaction Agreements to which it is a party. In rendering the opinion expressed in this paragraph (i), such counsel need express no opinion concerning the securities laws of the State of Delaware; and
     (j) Assuming that the Trust derives no income from or connected with services provided within the State of Delaware and has no assets, activities (other than maintaining the Delaware Trustee and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware and assuming that the Trust is treated as a grantor trust or as an association not taxable as a corporation for federal income tax purposes, the holders of Capital Securities (other than those holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.
Exhibit B-2

Exhibit C
Form of Opinion of Special Counsel for the Company and the Trust pursuant to Section 6(i)
     (a) The Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.
     (b) The Junior Subordinated Debentures will be respected as indebtedness of Comerica for United States federal income tax purposes (although the matter is not free from doubt).
     (c) Insofar as it relates to matters of United States federal income tax law, the discussion set forth in the Prospectus under the heading “Certain United States Federal Income Tax Consequences” is accurate in all material respects.
     (d) The execution and delivery of the Replacement Capital Covenant has been duly authorized by all necessary corporate action of the Company, and the Replacement Capital Covenant has been duly executed and delivered by the Company.
     (e) Assuming that the Company complies with its covenants in Section 3(c) of the Replacement Capital Covenant as to public disclosure and notices, if the Company were to breach its promise and covenant set forth in Section 2 of the Replacement Capital Covenant, said promise and covenant would be enforceable against the Company by any Covered Debtholder (as defined in the Replacement Capital Covenant) that bought or sold Covered Debt in reliance on said promise and covenant and that sustained injury resulting from said breach.
Exhibit C-1